Exhibit 99.1

Press Release

Willis Towers Watson Merger Successfully Completed

Combination creates leading global advisory, broking and solutions company serving 80% of the world’s 1,000 largest companies in more than 120 countries

LONDON and ARLINGTON, VA, January 5, 2016 — Willis Towers Watson Public Limited Company (NASDAQ: WLTW) began operating today following the successful completion of the merger of Willis Group Holdings and Towers Watson. The company, which will do business as Willis Towers Watson, is a leading global advisory, broking, and solutions company with 39,000 employees in more than 120 countries.

“Willis Towers Watson is uniquely positioned to see the connections between talent, assets and ideas and how they can lead to strong performance and growth for our clients. We intend to help our clients manage risk and engage their people in a whole new way,” said John Haley, CEO of Willis Towers Watson. “We believe we can change our industry by delivering solutions that are driven by data and analytics, and are integrated, innovative and tailored to meet the evolving needs of our clients.”

The company advises clients across four business segments: Corporate Risk and Broking; Exchange Solutions; Human Capital and Benefits; and Investment, Risk and Reinsurance. Willis Towers Watson currently serves 80% of the world’s 1,000 largest companies along with many mid-market and smaller businesses around the world.

“Our focus now is on realizing the full potential of this powerful combination for our clients, our people and our investors,” said Dominic Casserley, Willis Towers Watson President and Deputy CEO. “These are two companies with world-class brands, shared values and now, a vastly expanded set of capabilities, people and geographic reach. Together, we can continue to provide the services and solutions our clients have been used to receiving from us, and also create new offerings that they cannot find elsewhere.”

Value Creation Potential

As previously disclosed, Willis Towers Watson expects to generate $4.7 billion in incremental value for shareholders, made up of $375 million to $675 million in incremental revenues through, among other things, expanded distribution of Towers Watson’s health care exchange, expansion of Willis’ large-market P&C brokerage business and further globalization of Towers Watson’s Health and Group Benefits consulting business. Also expected is $100 million to $125 million in annual merger-related cost savings and approximately $75 million in annual tax savings.

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Board of Directors

The Board of Directors of Willis Towers Watson consists of 12 members — six directors formerly on the Willis board and six formerly on the Towers Watson board. James McCann, previously Chairman of Willis, is Chairman of the Willis Towers Watson Board. John Haley, previously Chairman and Chief Executive Officer of Towers Watson, and Dominic Casserley, previously Chief Executive Officer of Willis, are also members of the Board of Willis Towers Watson. In addition to Messrs. McCann, Haley and Casserley, the Board is comprised of the following seasoned individuals, who bring diverse perspectives and expertise, and a track record of good governance practices for Willis Towers Watson shareholders:

•    Anna Catalano

•    Victor Ganzi

•    Wendy Lane

•    Brendan O’Neill

•    Jaymin Patel

•    Linda Rabbitt

•    Paul Thomas

•    Jeffrey Ubben

•    Wilhelm Zeller

Executive Officers

The company’s executive leadership team, as previously announced, includes senior management from both Willis and Towers Watson. Along with Messrs. Haley and Casserley, it is comprised of the following individuals:

•    Nicolas Aubert, Head of Great Britain

•    Anne Donovan Bodnar, Head of Human Resources

•    James K. Foreman, Head of Exchange Solutions

•    Matthew S. Furman, General Counsel

•    Adam Garrard, Head of International

•    Julie J. Gebauer, Head of Human Capital and Benefits

•    Carl Hess, Co-Head of North America

•    Todd Jones, Co-Head of North America

•    Roger Millay, Chief Financial Officer

•    Paul Morris, Head of Western Europe

•    David Shalders, Head of Operations and Technology

•    Timothy D. Wright, Head of Corporate Risk and Broking

Merger Close

Willis and Towers Watson completed their merger on January 4, 2016, and shares of Willis and Towers Watson ceased trading at the close of the New York Stock Exchange and NASDAQ Stock Market, respectively, that day. From today, the ordinary shares of Willis Towers Watson will trade on the NASDAQ Stock Exchange under the symbol “WLTW.”

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In conjunction with positioning to complete the merger, in Towers Watson’s quarter ended December 31, 2015, Towers Watson repatriated approximately $465 million of cash to the United States and transferred intellectual-property-related software from the U.S. to the U.K. These actions will incur a tax charge of approximately $66 million and will not impact Towers Watson’s adjusted net income.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis Group, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the potential impact of the consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition; compliance with extensive government regulation; the company’s ability to make acquisitions and its ability to integrate or manage such acquired businesses. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K and Willis’s most recent Annual Report on Form 10-K, in subsequent quarterly reports filed with the SEC by those Companies, and in the joint proxy statement/prospectus for the merger, all of which are on file with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Willis Towers Watson does not undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

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About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW ) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 39,000 employees in more than 120 territories. We design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

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Contact

Media

Miles Russell: +44 (0) 2031 247 446 | miles.russell@willistowerswatson.com

Josh Wozman: +1 703 258 7670 | josh.wozman@willistowerswatson.com

Bruce Dunbar: +1 212 886 9340 | bruce.dunbar@teneostrategy.com

James Knowles: +44 (0) 2071 868 883 | james.knowles@teneostrategy.com

Investors

Aida Sukys: +1 703 258 8033 | aida.sukys@willistowerswatson.com